Exhibit 16

LETTERHEAD OF GRANT THORNTON, LLP

July 22, 2003

Securities and Exchange Commission

Washington, D.C. 20549

Re:    SI Technologies, Inc.

 File No. 0-12370

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of SI Technologies, Inc. dated July 22, 2003, and agree with the statements concerning our firm contained therein.

Very truly yours

/s/ GRANT THORNTON LLP